IN THE UNITED STATES DISTRICT COURT
                       FOR THE MIDDLE DISTRICT OF FLORIDA
                                ORLANDO DIVISION


FEDERAL TRADE COMMISSION,
         6th and Pennsylvania Avenue N.W.
         Washington, DC 20580

                           Plaintiff,

                           v.

PASSPORT INTERNATIONAL(E}, INC.,
         a Florida corporation, d/b/a PASSPORT                                                Civil No.
         INTERNATIONAL EXPRESS, INC.,                                                     92-275-CIV-ORL-22
         PASSPORT PREMIUM PLUS, INC.,
         PASSPORT EXPRESS, PASSPORT
         TRAVEL CLUB, PASSPORT SAVINGS                                           STIPULATED PERMANENT INJUNCTION AND
         EXPRESS, PASSPORT TRAVEL                                                          FINAL JUDGMENT
         PROMOTIONS, GEMINI INTERNATIONAL(E);


INCENTIVE INTERNATIONALE TRAVEL, INC.,
         a Florida Corporation,
         d/b/a INCENTIVE INTERNATIONALE TRADE,
         INCENTIVE INTERNATIONALE/DME INC.;

DIRECT MAIL EXPRESS, INC.,
         a Florida corporation; U.S.

TRADE DISTRIBUTORS, INC.,
         a Florida corporation, d/b/a U.S. TRADE;

DAVID SALTRELLI, individually and as an officer and director of one or more of the above corporations;

MICHAEL PANAGGIO, individually and as an officer and director of one or more of the above corporations

                  Defendants.
------------------------------------------------/

         Plaintiff, the Federal Trade Commission ("FTC" or "Commission" commenced this action by filing its Complaint for a permanent injunction and other equitable relief, pursuant to Section 13(b) of the Federal Trade Commission Act ("FTC Act"), 15 U.S.C. Section 53(b), against the above-named defendants, alleging violations of Section 5 of the FTC Act, 15 U.S.C. 5 45. The defendants filed their answer denying all material allegations of the Complaint. Plaintiff and defendants, by and through counsel, have agreed to the entry of this Order by this Court, without trial or adjudication of any issue of law or fact herein, in order to resolve all matters that are in dispute between them in this action.

         The Court being fully advised in the premises and acting upon the joint request of the parties to enter this Order, HEREBY ORDERS, ADJUDGES AND DECREES as follows:
                                    FINDINGS
                                    --------

                  1. This Court has jurisdiction over the s-abject matter and all the parties to this action under 28 U.S.C. 55 1331, !337(a), 1345 and 15 U.S.C. 5 53(b). Venue is proper in this Court under 28 U.S.C. Section 1391
(b)-(c) and 15 U.S.C. Section 53(b).

                  2. The Complaint states a claim upon which relief may be granted against the defendants under Sections 5 and 13 (b) of the FTC Act, 15 U.S.C. 5~ 45 and 53(b).

                  3. Entry of this Order is in the public interest.

                  4. The defendants waive all rights to seek judicial review or otherwise challenge or contest the validity of this Order.

                                   DEFINITIONS
                                   -----------

         For the purposes of this Order, the following definitions shall apply:

                  1. "Assisting" as used in Paragraphs I(B) and II of this Order means providing any service to a third party, including but not limited to the following:

                     a. providing or arranging for the provision of mailing or telephone lists;

                     b. providing or arranging for the provision of mailing services, including designing, printing or mailing, or causing to be designed, printed or mailed, solicitation postcards or letters;

                     c. providing, causing to be provided or arranging for the provision of advertising services in any medium, including advertisement design, advice on the efficacy of advertisements and placement of advertisements for publication, broadcast or dissemination in any manner;

                     d. preparing or causing to be prepared, and/or providing or reviewing telephone sales scripts;

                     e. providing or arranging for the provision of mailing or shipping of any travel-related product or service;

                     f. establishing or helping to establish means of obtaining payment from consumers, including but not limited to locating credit card merchant account holders to process consumer credit card charges, processing consumer credit card charges through defendants' own credit card merchant accounts, establishing or helping to establish pay-per-call telephone lines, or arranging or helping to arrange for the transfer of funds from consumers' checking accounts, such as payment by automatic checking account debiting or sight drafts;

                     g. receiving or processing travel-related products or services returned or refused by consumers; or

                     h. providing or arranging for the provision of consulting services, including but not limited to marketing or customer service advice or support.

                  2. "Consumer" means an actual or prospective purchaser or a recipient of products or services for personal, family or household use.

                  3. "Travel-related product or service" means any product or service that purports to provide transportation, accommodations or amenities usable during vacation travel. This definition specifically includes, but is not limited to: travel planning services; actual travel; transportation or accommodation tickets, bookings or reservations; certificates, vouchers, coupons or reservation forms that purport to be redeemable for transportation or accommodation tickets or reservations, for full or partial payment toward transportation or accommodations, for a portion of the cost of airlines tickets or car rental, or for transportation, tours, gambling funds, sports or other activities, meals, drinks or entrance to special events. This definition does not include the sale to consumers of vehicles, luggage or similar products.

                  4. "Person" includes any natural person, proprietorship, partnership, company, firm, corporation, and any other form of legal entity.

                  5. "Telemarketing" means the advertising, promotion, distribution, offering for sale or sale of any product or service to consumers by means of live or recorded telephone sales presentations, either exclusively or in conjunction with the use of the mails or commercial parcel delivery service. The definition applies whether the telephone contact is initiated by or on behalf of the seller or the consumer. The definition includes, but is not limited to, the use of "900 number" or pay-per-call telephone numbers or lines.

                  6. "Premium" or "incentive" means travel-related products or services that are provided to consumers at no charge, by persons such as merchants, in order to encourage consumers' participation in an activity not necessarily otherwise related to travel such as viewing a real estate or time share offering, or to encourage consumers to purchase an item not otherwise necessarily related to travel such as a piece of furniture.

                  7. "Distributor" means a person who purchases travel-related products or services for use as premiums or incentives.

                                     ORDER

                                       I.

         IT IS THEREFORE ORDERED that the defendants, and each of them, and their successors and assigns, officers, agents, servants and employees, and all other persons or entities in active concert or participation with them who receive actual notice of this Order by personal service or otherwise, whether acting directly or through any corporation, subsidiary, division, or other device, be and hereby are permanently restrained and enjoined from:

         A. Supplying any travel-related product or service to any person for use in telemarketing; or

         B. Assisting in the telemarketing of any travel-related product or service by any person who is not subject to the direct supervision and control of the defendant as an employee or similar contractual agent and who does not conduct such telemarketing in the defendant's name.

                                      II.

         IT IS FURTHER ORDERED that, in connection with the advertising, promotion, marketing, distribution, offering for sale or sale of any travel-related product or service, the defendants, and each of them, and their successors and assigns, officers, agents, servants and employees, and all other persons or entities in active concert or participation with them who receive actual notice of this Order by personal service or otherwise, whether acting directly or through any corporation, subsidiary, division or other device, be and hereby are permanently restrained and enjoined from participating in or assisting other persons that participate in any of the acts or practices described below:

         A. Misrepresenting in any manner, directly or by implication, any restriction, limitation or condition on any consumer's use of such travel-related product or service;

         B. Failing to disclose to any consumer, in writing, before the consumer pays or becomes obligated to pay any money to any defendant or any agent of any defendant, any material fact regarding any restriction, limitation or condition on the use by any consumer of such travel-related product or service;

         C. Misrepresenting in any manner, directly or by implication, the total cost any consumer must pay to use such travel-related product or service;

         D. Failing to disclose to any consumer, orally or in writing, at the initial contact between the defendant and the consumer, and, in any event, in writing, before the consumer pays or becomes obligated to pay any money to any defendant or any agent of any defendant, the total cost to any consumer to use such travel-related product or service, including the amount of any required deposit;

         E. Misrepresenting in any manner, directly or by implication, any right to a refund, including the right to the return of any deposit represented as being refundable, or the procedure a consumer must follow to obtain a refund;

         F. Failing to disclose fully to any consumer, in writing, before the consumer pays or becomes obligated to pay any money to any defendant or any agent of any defendant, that, as set forth in Paragraph IV of this Order, the consumer has a right to a refund; such disclosure shall include the procedure a consumer must follow to obtain a refund, and all terms, restrictions and conditions affecting a consumer's ability to obtain a refund; or

         G. Misrepresenting in any manner, directly or by implication, that fees or costs have been imposed by third parties and will be paid by the defendants to those third parties on behalf of any consumer.

                                      III.

         IT IS FURTHER ORDERED that the defendants, and each of them, and their successors and assigns, officers, agents, servants and employees, and all other persons or entities in active concert or participation with them who receive actual notice of this Order, by personal service or otherwise, whether acting directly or through any corporation, subsidiary, division or other device, in connection with the advertising, promotion, marketing, distribution, offering for sale or sale of travel-related products or services to any person for use as a premium or incentive, be and hereby are permanently restrained and enjoined from:

         A. Failing to provide to the distributor of the premium or incentive, in writing, before any premium or incentive is given to any consumer, complete disclosure of the following:

                  1. any material fact regarding any restriction, limitation or condition on any consumer's use of such premium or incentive;

                  2. the total cost to any consumer to use such premium or incentive; and

                  3. the fact that consumers have a right to a refund of the money they pay to use such premium or incentive, as provided in Paragraph IV of this Order and, if such is the case, under any applicable state or local law; such disclosure shall include the procedure a consumer must follow to obtain a refund, and any terms, restrictions and conditions affecting a consumer's ability to obtain a refund;

         B. Failing to have in effect, before any premium or incentive provided by any defendants given by the distributor or any consumer, a contract between the defendant and the distributor that:

                  1. prohibits the distributor from representing to any consumer that the incentive or premium entitles the consumer to free travel or free travel-related products or services unless, in fact, there is no cost to the consumer associated with the use of the premium or incentive;

                  2. requires the distributor to disclose, clearly and conspicuously, at the time the distributor first offers the premium or incentive to the consumer, if such is the case, that costs and restrictions apply to any consumer's use of the premium or incentive;

                  3. requires the distributor to disclose to each consumer, clearly and conspicuously, in writing, at the time the premium or incentive is distributed to such consumer, the material information enumerated in Paragraph III (A) above;

                  4. prohibits distributor from misrepresenting to consumers any term, restriction, !imitation, right or cost to consumers to use the premium, or incentive;

                  5. requires the defendant to terminate the contract and make every reasonable effort to retrieve the undistributed premiums and incentives if the defendant knows or should know that the distributor has misrepresented or failed to disclose to consumers any of the information required by this Paragraph; and

                  6. prohibits the distributor from selling or telemarketing any of defendants' travel-related products or services, or from transferring such products or services directly or through any intermediary to any telemarketer.

                                       IV.

         IT IS FURTHER ORDERED that the defendants, and each of them, and their successors and assigns, officers, agents, servants and employees, and all other persons or entities in active concert or participation with them who receive actual notice of this Order, by personal service or otherwise, whether acting directly or through any corporation, subsidiary, division or other device, in connection with the advertising, promotion, marketing, distribution, offering for sale or sale of travel-related products or services to any consumer, or to any person for use as a premium or incentive, be and hereby are permanently restrained and enjoined from:

         A. Failing to provide a full refund of all money paid by a consumer to purchase defendants travel-related products or services if the consumer requests such a refund within ten
                  (10) business days of paying any money to any defendant or to any agent of any defendant; provided, however, that such a right of refund may be conditioned upon the return by the consumer of the product or service information to a clearly designated person or location; and provided further, that no right to a refund established by this Paragraph shall apply to any defendant's sale of air line tickets regulated by the Airline Reporting Corporation;

         B. Failing to provide to each consumer who obtains any of defendants' travel-related products or services, whether as a premium or incentive, or through a purchase from defendants, the exact trip, product or service as it was represented to the consumer; provided, however, that if the defendants are unable to provide the travel-related product or service on the dates requested by the consumer, the defendants must notify the consumer as soon as the information is available, but in no event later than 45 days after the consumer's request is received by the defendants;

         C. Failing to refund all money paid by the consumer for any travel or travel-related product or service within ten (10) days after mailing to the consumer a notice of the defendants' inability to fulfill the consumer's request as required by Paragraph IV(B) above; provided, however, that the defendants may offer to any consumer the opportunity to extend for a reasonable period of time, at no additional cost or penalty to the consumer, valid period for use of his travel-related product or service as an alternative to a refund; provided further, that the defendants do not coerce, pressure or require the consumer to extend rather than receive a refund; or

         D. Failing promptly to refund to each consumer all money held as a refundable deposit according to the terms and schedules disclosed to consumers pursuant to Paragraphs II(D) and (F), but in no case later than fourteen (14) days from the end date of the consumer's travel.

Nothing in this Paragraph shall be construed to prohibit the defendants from offering alternative, additional or upgraded accommodations or amenities, at extra cost, to consumers who have complied with properly disclosed conditions or restrictions placed by defendants on the use of their travel-related products or services, provided the defendants to not coerce, pressure or require consumers to purchase alternative or upgraded accommodations or amenities as a condition of travel or other use of defendants, travel-related products or services. Alternative, additional or upgraded accommodations or amenities so offered are travel-related products or services as defined herein and may be offered to consumers only pursuant to the terms and provisions of this Order requiring full disclosure of the total cost, and any restriction, limitation or condition of use.

                                       V.

         IT IS FURTHER ORDERED that the defendants, and each of them, and their successors and assigns, officers, agents, servants and employees, in connection with the advertising, promotion, marketing, distribution, offering for sale or sale of any travel-related products or services to any consumer, or to any person for use as a premium or incentive, be and hereby are permanently restrained and enjoined from failing to ensure that they are at all times financially able to reimburse any consumer under the terms of this Order:

         A. By maintaining at all times a separate, specially designated, bank account, in a federally insured financial institution, the balance of which at any given date is equal to or greater than the total amount that would be required to provide a refund to each and every consumer, as required under the terms of Paragraphs IV(A), (C) and (D) of this Order and the defendants' stated refund policy; or

         B. By obtaining a bond, issued by a company that holds a Federal Certificate of Authority as Acceptable Surety on Federal Bond and Reinsuring and is authorized to do business in the state where the defendant principally is doing business, in an amount equal to or greater than the total dollar amount of unfulfilled obligations to consumers incurred by any defendant in connection with the marketing, distribution, offering for sale or sale of any travel-related product or service or premium or incentive, such bond to provide surety against financial loss to consumers resulting from whole or partial failure of performance due primarily to misrepresentation or other violation of this Order, insolvency, or any other cause attributable in significant par to such defendant or its successors or assigns, as determined by an arbitration panel, court or master of competent jurisdiction; proof that such bond has been obtained shall be filed with counsel for the FTC, and the availability of such bond to secure any defendant's performance shall be disclosed, clearly and conspicuously, in writing, to each consumer who pays money to such defendant.

                                       VI.

         IT IS FURTHER ORDERED that the individual defendants, David Saltrelli and Michael Panaggio, each shall pay consumer redress in the amount of Twenty-five Thousand Dollars ($25,000.00) to the Commission in the following manner:

         A. By certified check made payable to the Federal Trade Commission, each shall pay a minimum of One Thousand Dollars [$1,000.00) monthly, on the first of each month, beginning in the month following the entry of this Order by the Court:. The checks shall be sent to counsel for the Commission, Division of Marketing Practices, 6th and Pennsylvania Avenue, N.W., Washington, DC 20580;

         B. In the event of any default in the above payment schedule, which default continues for ten (10) .days beyond the due date of payment, the entire unpaid amount, together with interest, as computed pursuant to 28 U.S.C. Section 1961, from the date of default to the date of payment, shall immediately become due and payable;

         C. In order to secure the payment of each individual defendant's indebtedness to the Commission, within seven (7);. days of the entry of this Order by the Court, David Saltrelli and Michael Panaggio each shall cause to be transferred to the Commission a security interest in the property described in Appendix A. In addition, within seven (7) days of the entry of this Order, David Saltrelli and Michael Panaggio each shall furnish to counsel for the Commission an executed statement sufficient to perfect the filing and recording of a security interest in the property described in Appendix A under the appropriate state laws:

         D. If the FTC determines, in its sole discretion, that the use of these funds for redress to consumers who purchased defendants, travel-related products or services is wholly or partially impracticable, any funds not so used shall be paid either to the bankruptcy court where the corporate defendants are in bankruptcy proceedings, to be added to the Consumer Redress Fund established under Paragraph IX; or if such use is not possible or feasible, such funds shall be paid to the United States Treasury. Defendants shall be notified as to how the funds are disbursed, but shall have no right to contest the manner of distribution chosen by the Commission.

                                      VII.

         IT IS FURTHER ORDERED that no later than three (3) business days after the date of entry of this Order, the defendants shall submit to the Commission truthful sworn statements; in the form shown on Appendices B and C attached to this Order, that shall reaffirm and attest to the truthfulness, accuracy and completeness of the documents and sworn testimony (together designated "Financial Statements") submitted to the Commission by the defendants as follows: FTC Financial Statement of Corporate Defendant submitted in May 1992 for each corporate defendant; corporate federal income tax returns for the years 1988 through 1991 for each corporate defendant; the initial bankruptcy filing and the monthly financial reports of the debtor in bankruptcy for corporate defendants Incentive International Travel, Inc., U.S. Trade Distributors, Inc. and Direct Mail Express, Inc.; and the sworn testimony and financial documents produced for examination taken at a deposition of defendants David Saltrelli and Michael Panaggio on February 2-4, 1993. The Commission's agreement to this Stipulated Permanent Injunction and Final Judgment is expressly premised upon the truthful, accurate and complete portrayal of the defendants' financial condition as represented in the Financial Statements referenced above, which contain material information upon which the Commission relied in negotiating and agreeing to the amount and/or the terms of the redress payment stated in Paragraph VI and Paragraphs VIII and IX of this Order. If, upon motion by the Commission, this Court finds that the defendants failed to file the sworn statement required by this Paragraph, or that the defendants' Financial Statements failed to disclose any material asset, or materially misrepresented the value of any asset, or made any other material misrepresentation or omission, the Order herein shall be reopened for the purpose of modifying the amount and/or the terms of the redress payment; provided, however, that in all other respects this Order shall remain in full force and effect unless otherwise ordered by the Court; and provided further, that proceedings instituted under this Paragraph are in addition to and not in lieu of any other civil or criminal remedies as .may be provided by law, including any other proceedings the Commission may initiate to enforce this Stipulated Permanent Injunction and Final Judgment.

                                      VIII.

         IT IS FURTHER ORDERED that the defendants' signatures on this Stipulated Permanent Injunction and Final Judgment on behalf of themselves and the corporate defendants constitute an acknowledgment of indebtedness by the defendant corporations to the Federal Trade Commission for consumer redress in the amount of Five Hundred Thousand Dollars ($500,000.00), the amount filed with the bankruptcy court by the Commission in its proof of claim form, which shall be treated as an allowed total general pre-petition unsecured claim. (This Paragraph and Paragraph IX of this Order settle only the Commission's claim against the defendant corporations; nothing in the Paragraphs shall be construed to settle any claims of individual consumers.) If, upon motion by the Commission, this Court finds that plans complying with Paragraph IX of this Order were not confirmed within 180 days of the date of entry of this 0rder, or if, at any time thereafter, the defendant corporations do not fully perform under such plans, the Order herein shall be reopened for the purpose of modifying or voiding the provisions contained in Paragraph IX which allow the corporate defendants to satisfy their debt to the Commission by paying a lesser amount of redress; provided, however, that in all other respects this Order shall remain in full force and effect unless otherwise ordered by the Court; and provided further, that proceedings instituted under this Paragraph are in addition to and not in lieu of any other cavil or criminal remedies as may be provided by law, including any other proceedings the Commission may initiate to enforce this Stipulated Permanent Injunction and Final Judgment. The parties acknowledge that the entire amount claimed by the Commission in this Paragraph is owed for consumer redress and no portion of the Commission's claim is a penalty.

                                       IX.

         IT IS FURTHER ORDERED that, in exclusive satisfaction of the Commission's claim for Five Hundred Thousand Dollars ($500,000.00) stated above, the defendants shall take all reasonable steps to gain bankruptcy court approval, within 180 days of the date of entry of this Order, of plans of reorganization in the bankruptcy cases presently pending under Chapter 11 of the Bankruptcy Code, 11 U.S.C. Section 1101 et seq., in the United States Bankruptcy Court, Middle District of Florida, Jacksonville Division, In re: Incentive Internationale Travel, Inc., Case No. 92-4208 3P-1; In re: U.S. Trade Distributors, Inc., Case No. 92-4207 3P-1; and In re: Direct Mail Express, Inc., Case No. 92-4206 3P-1, which plans shall provide for the following:

         A. The establishment of an interest bearing checking account in a federally insured financial institution (the Consumer Redress Fund") which shall be used solely to provide cash distributions to the allowed total general pre-petition unsecured claims which shall consist of the following categories of consumers from whom the Commission has received written complaints: 1) consumers who purchased from any source any of defendants' travel-related products or services that were sold by the defendants from 1987 to the date of their bankruptcy petitions and who did not receive the trip to which they were entitled; 2) consumers who received any of defendants' travel-related products or services as premiums or incentives, who paid money to any defendant from 1987 to the date of their bankruptcy petitions to use such products or services, but did not receive the trip to which they were entitled; 3) consumers who at any time from 1987 to the date of defendants' bankruptcy petitions were required to pay additional money to any defendant for upgraded accommodations as a condition of receiving the trip to which they were entitled; 4) consumers who were entitled to a five-day/four-night (5/4) trip but were required to accept a shorter, four-day/three-night (4/3) trip at any time from 1987 to the date of defendants' bankruptcy petitions as a condition of taking a trip; 5) consumers who paid a deposit to defendants at any time from 1987 to the date of their bankruptcy petitions that was represented as a refundable deposit but who did not receive a refund; 6) consumers who, at any time from 1937 to the date of defendants' bankruptcy petitions, paid defendants or their sales agents for additional travel-related products or services, such as additional accommodations or airlines tickets, but did not receive the purchased products or services or were required to pay more than once for the same products or services; or 7) consumers who, although their travel request was submitted to defendants in time, could not obtain an acceptable travel date from the defendants and were required, at any time from 1987 to the date of defendants' bankruptcy petitions, to pay defendants to extend the valid period of the travel-related product or service as a condition of travel; provided, however, that consumers who received full reimbursement through the seller, their credit card company or bank, or the defendants shall not be eligible for redress provided by this Paragraph;

         B. The deposit into the Consumer Redress Fund by the defendant corporations and/or any affiliate or successor companies during the two full calendar years after confirmation of the above-noted plans of reorganization, of periodic payments, at least monthly, equaling I% of the previous month's gross revenues from sales (excluding revenues received for postage disbursements) for the combined companies; provided, however,

                  1. that annually, within 2 months of filing income tax forms for each contributing company, copies of which shall be provided to the Commission, adjustments in the balance of the account, either up or down, may be made to correct any over- or under-payment for the year; and

                  2. if, at the end of the two full calendar years after confirmation of the above-noted plans for reorganization, the total amount of money in the Consumer Redress Fund is less than One Hundred Thousand Dollars ($100,000.00), the defendant corporations and any affiliated or successor companies shall make deposits within the following three months sufficient to raise the total to One Hundred Thousand Dollars ($100,000.00);

         C. Giving all consumers who submitted proof of claim forms in any of the above-mentioned bankruptcy cases, timely written notice, in a form approved by counsel for the Commission, of their option of satisfying their claims by being included in the list for pro-rata distribution of the Consumer .Redress Fund;

         D. Maintaining a list of consumers which the Commission has determined are members of the categories of consumers described in Part A above; prior to the date on which the defendants make their final payment into the Consumer Redress

                  Fund, the Commission shall provide to the defendants a final corrected list of all consumers who the Commission has determined shall be entitled to share in the pro-rata distribution of the Consumer Redress Fund;

         E. Within thirty days of the date the final payment to the Consumer Redress Fund is made, the pro-rata distribution of all assets of the Consumer Redress Fund, solely through cash distributions, to all consumers who the Commission has determined are entitled to share in the distribution, and to all consumers who elected to satisfy their claims against the corporate defendants pursuant to Part C of this Paragraph by participating in the distribution of the Consumer Redress Fund;

         F. Redepositing into the Consumer Redress Fund all checks that are returned to the Fund uncashed, and distributing all redeposited funds as practicable;

         G. Within sixty days of the final distribution of the assets of the Consumer Redress Fund, providing a report to the Commission detailing: I) the name and address of each consumer receiving assets from the Consumer Redress Fund; 2) the amount of refund received by each consumer; 3) the name and address of each consumer whose Consumer Redress Fund distribution was returned to the defendants for any reason; and 4) the amount of the distribution returned to the defendants for any such consumer;

         H. Closing the Consumer Redress Fund account six (6) months after mailing the final distribution checks;

         I. Delivering a certified check, made payable to the Federal Trade Commission, to the counsel for the Commission, Division of Marketing Practices, 6th and Pennsylvania Avenue, N.W., Washington, D.C. 20580, within 30 days of closing the Consumer

                  Redress Fund account, in an amount equal to the sum of the following: 1) any assets of the Consumer Redress Fund which remain in the bank account following the pro-rata distribution; 2) any funds which were paid to consumers out of the Consumer Redress Fund and returned for any reason, including, but not limited to, incorrect address or previous refund, which funds were not redistributed; and 3) the total of all checks which were outstanding and uncashed at the time the account was closed pursuant to Part H; and

         J. During the period when the bank account is open, the monthly submission of bank statements and financial reports to the Commission at the address above, detailing the status of the Consumer Redress Fund.

                                       X.

         IT IS FURTHER ORDERED that for seven (7) years after the date of the entry of this Order, the individual defendants, David Saltrelli and Michael Panaggio, shall inform the Federal Trade Commission, 6th Street and Pennsylvania Avenue N.W., Washington, DC 20580, in writing, in advance or within two weeks thereafter, of any change in their permanent address, occupation, place of business or place of employment, or of the identity of any corporation of which either defendant or any insider of any corporate defendant is or is to become an officer or director, or in which either defendant or any insider of any corporate defendant is or is to become a holder of 25% or more of the stock. The term "insider" shall be defined by II U.S.C. Section I01(30).

                                       XI.

         IT IS FURTHER ORDERED that the individual defendants, David Saltrelli and Michael Panaggio, shall notify the Commission at the address above, in writing, at least 30 days prior to any proposed change in any corporate defendant, including, but not limited to, dissolution, assignment, sale resulting in the emergence of a successor or affiliate corporation, the creation or dissolution of subsidiaries, or any other change in any of the corporations that may affect compliance obligations arising out-of this Order. The requirements of this Paragraph shall remain in effect for seven (7) years from the date of the entry of this Order. The term "affiliate" shall be defined by 11 U.S.C. Section 101(2).

                                      XII.

         IT IS FURTHER ORDERED that:

         A. Each defendant shall submit to the Commission copies of all federal tax returns (including, but not limited to, income tax, gift, estate, partnership or Subchapter S corporate tax returns) that the defendant files with the United States Internal Revenue Service for the years 1992 through 1999, inclusive. These submissions shall be made within 30 days of the filing of the returns.

         B. For seven (7) years after the date of entry of this Order, the individual defendants David Saltrelli and Michael Panaggio shall provide sworn answers to such written questions regarding their finances, assets, and liabilities, and the sources of such assets and liabilities, as the staff of the Commission may pose.

                                      XIII.

         IT IS FURTHER ORDERED that for seven (7) years after the date of entry of this Stipulated Permanent Injunction and Final Judgment, the defendants, or, in the case of the corporate defendants, their successors or assigns if any, shall:

         A. Provide a copy of this Order to each of defendants' employees, agents, representatives, independent contractors, distributors or sales persons engaged in the marketing, distribution, offering for sale of any travel-related products or services or premiums or incentives, or engaged in the telemarketing of any travel-related goods or services; and

         B. Obtain from each such employee, agent, representative,. independent contractor, distributor or sales person a signed statement acknowledging receipt of a copy of the Order and, upon request, make such receipts available to representatives of the Federal Trade Commission during normal business hours for inspection and copying. This Paragraph does not require defendants to provide a copy of this Order to airlines from which defendants purchase air travel or consumers provided that the defendants are bonded through the Airline Reporting Corporation; to hotels or cruise lines with which defendants book space for travelers, provided the hotels or cruise lines are not affiliated with the defendants through common ownership, management or operation, or affiliated in marketing or selling travel-related products or services. Notwithstanding the exemption above, the Commission shall have the right to distribute copies of this Order to any entity which, in its sole judgment, should be on notice of the terms of this Order.

                                      XIV.

         IT IS FURTHER ORDERED that the defendants, and each of them, and their successors and assigns, officers, agents, servants and employees, and all other persons or entities in active concert or participation with them who receive actual notice of this Order, by personal service or otherwise, whether acting directly or through any corporation, subsidiary, division, or other device, be and hereby are permanently restrained and enjoined from misrepresenting, either orally or in writing, either directly or by implication, that any government agency, including, but not limited to, the Federal Trade Commission, has reviewed, endorsed, approved, certified or made any positive statement about the practices or operations of any defendant.

                                       XV.

         IT IS FURTHER ORDERED that for purposes of determining or securing compliance with this Order, subject to every legally recognized privilege, defendants or their successors or assigns, in connection with any business organization owned or controlled by, or subject to the control of any or all of them, and engaged in marketing, distributing, offering for sale or the sale of travel-related products or services, or premiums or incentives, shall, upon written notice to any corporate or individual defendant, who may have counsel present, permit representatives of the Federal Trade Commission access during normal business hours to the business premises of the corporate or individual defendant, to inspect and copy all documents in the possession or under the control of the corporate or individual defendant relating to any matters covered by this Stipulated Permanent Injunction and Final Judgment. The defendants shall create and maintain records sufficient to document their compliance with the terms of this Order. Records to document compliance with Paragraph V of the Order must include, inter alia, all records showing the amount of any refunds or return of refundable deposits paid from the special account, or any other of any defendant's accounts or bond instruments, to consumers, and the names, addresses and telephone numbers of all consumers who have received refunds or deposit returns from defendants, or who have requested refunds or deposit returns and have not received them, along with the reason for the refusal by the defendants to make the refunds.

                                      XVI.

         IT IS FURTHER ORDERED that jurisdiction is retained by this Court for the purpose of enabling the parties to apply at any time for further orders and directions as may be necessary or appropriate for the interpretation or modification of this Stipulated Permanent Injunction and Final Judgment, for the enforcement of compliance thereof, or for the punishment of violations thereof.

         SO ORDERED this _______ day of _________________, 1993.





                                         ----------------------------------
                                         United States District Court Judge

         The parties agree to the terms and conditions set forth above and hereby consent to entry of this Stipulated Permanent Injunction and Final Judgment at the Court's convenience and without further notice to the parties. This agreement may be executed in counterparts.



Defendants

/s/ Michael J. Panaggio
--------------------------------------------------
Michael J. Panaggio
         Individually and on behalf of the corporate defendants, Direct Mail Express, Inc., U.S. Trade Distributors, Inc., Incentive Internationale Travel, Inc., and Passport Internationale, Inc.


--------------------------------------------------
David Saltrelli
         Individually and on behalf of the corporate defendants, Passport Internationale, Inc. and Incentive Internationale Travel, Inc.

/s/ Sheldon S. Lustigman
--------------------------------------------------
Sheldon S. Lustigman
         Attorney for the individual and corporate defendants

Federal Trade Commission
------------------------

By:  James M. Spears
     General Counsel


--------------------------------------------------
Eileen Harrington
         Associate Director
         Division of Marketing Practices


--------------------------------------------------
Patricia S. Howard


--------------------------------------------------
Richard Quaresima
         Attorneys for the Plaintiff
         Federal Trade Commission
         6th and Pennsylvania Avenue, N.W.
         Washington, DC 20580
         (202)326-3143

                                   Appendix A

         The secured property as referred to in Paragraph VI(C) of the attached Stipulated Permanent Injunction and Final Judgment is described as follows: all real property and the improvements and fixtures thereon, located at 2441 Bellevue Avenue, Daytona Beach, Florida 32114.

                       IN THE UNITED STATES DISTRICT COURT
                       FOR THE MIDDLE DISTRICT OF FLORIDA
                                ORLANDO DIVISION

FEDERAL TRADE COMMISSION,                                          Civil No.
                                                               92-275-CIV-ORL-22
                           Plaintiff,

                           v.

PASSPORT INTERNATIONAL(E}, INC., et al.,

                           Defendants.

--------------------------------------------------/


                       Declaration Of Michael J. Panaggio
                       ----------------------------------

         I, Michael J. Panaggio, hereby state that the financial information contained in the following, together designated "Financial Statements," was true, accurate and complete at the time it was submitted, to the best of my
Knowledge: financial statements for Passport international, Inc., U.S. Trade Distributors, Inc., Incentive Internationale Travel, Inc., Direct Mail Express, Inc., and for me individually, provided to the Federal Trade Commission in May 1992; all personal and corporate' income tax returns for the above corporations for 1988-1991; the initial bankruptcy filing and August, September, October, November and December 1992, and January and February 1993, monthly financial reports of the debtor in bankruptcy for Incentive Internationale Travel, Inc., U.S. Trade Distributors, Inc., and Direct Mail Express, Inc.; and the sworn testimony and financial documents produced for examination taken at my deposition of February 2-3, 1993.

         I declare under penalty of perjury that the foregoing is true and correct.

June 4, 1993                                           /s/ Michael J. Panaggio
------------------------------------------------       -----------------------
Date                                                   Signed

APPENDIX B

                       IN THE UNITED STATES DISTRICT COURT
                       FOR THE MIDDLE DISTRICT OF FLORIDA
                                ORLANDO DIVISION


FEDERAL TRADE COMMISSION,                                    Civil No.
                                                         92-275-CIV-ORL-22
                           Plaintiff,

                           v.

PASSPORT INTERNATIONAL(E}, INC., et al.,

                           Defendants.

--------------------------------------------------/


                         Declaration of David Saltrelli
                         ------------------------------

I, David Saltrelli, hereby state that the financial information contained in the following, together designated "Financial Statements," was true, accurate and complete at the time it was submitted, to the best of my knowledge: financial statements for Passport International, Inc., U.S. Trade Distributors, Inc., Incentive Internationale Travel, Inc., and for me individually, provided to the Federal Trade Commission in May 1992; all personal and corporate income tax returns for the above corporations for 1988-1991; and the sworn testimony and financial documents produced for examination taken at my deposition of February 4, 1993.

I declare under penalty of perjury that the foregoing is true and correct.

June 9, 1993                                             /s/ David A. Saltrelli
--------------------------------------------------       ----------------------
Date                                                     Signed

APPENIDIX C